EXHIBIT A

                   Directors and Executive Officers of Genmar
                   ------------------------------------------

Irwin L. Jacobs, Chairman of Board of Directors, Genmar Holdings, Inc., 2900 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402.

Grant E. Oppegaard, President, Chief Executive Officer and Director, Genmar Holdings, Inc., 2900 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402.

Roger R. Cloutier II, Executive Vice President, Chief Financial Officer and Director, Genmar Holdings, Inc., 2900 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402.

Mary P. McConnell, Senior Vice President, General Counsel and Secretary, Genmar Holdings, Inc., 2900 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402.

Mark W. Peters, Senior Vice President and Controller, Genmar Holdings, Inc., 2900 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402.

George E. Sullivan, Senior Vice President - Marketing, Genmar Holdings, Inc., 2900 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402.

David H. Vigdal, Senior Vice President - Operations, Genmar Holdings, Inc., 2900 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402.

Bjorn Ahlstrom, Director, Genmar Holdings, Inc., Independent Consultant, 47 Fox Hedge Road, Saddle River, New Jersey

Daniel G. DeVos, Director, Genmar Holdings, Inc., Vice President - Corporate Affairs, Amway Corporation, c/o RDV Corporation, 500 Grand Bank Building, 126 Ottawa Street NW, Grand Rapids, Michigan 49503

Daniel T. Lindsay, Director, Genmar Holdings, Inc., Executive Vice President, Secretary and Director, Jacobs Management Corporation, 100 South Fifth Street, Suite 2500, Minneapolis, Minnesota 55402.

William W. Nicholson, Director, Genmar Holdings, Inc., Private Investor and Independent Consultant, 121 North Postoak Lane, #2105, Houston, Texas 77204

Carl R. Pohlad, Director, Genmar Holdings, Inc., President and Director, Marquette Bancshares, Inc., 60 South Sixth Street, Suite 3800, Minneapolis, Minnesota 55402.

James O. Pohlad, Director, Genmar Holdings, Inc., Executive Vice President and Director, Marquette Bancshares, 60 South Sixth Street, Suite 3800, Minneapolis, Minnesota 55402.

Jerry L. Tubergen, Director, Genmar Holdings, Inc., President and Chief Executive Officer, RDV Corporation, 126 Ottawa, N.W., Grand Rapids, Michigan 49503.

D. Joseph Corr, Director, Genmar Holdings, Inc., President, AirCorr, Inc., 14203 Dry Creek Drive, Cypress, Texas 77429.




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